LEASE TERMINATION AGREEMENT

This Agreement (the "Agreement") is entered into October 17, 2007, by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Quantum" or "Tenant"), on the one hand and Cartwright Real Estate Holdings, LLC, a California limited liability company ("Cartwright" or "Landlord"), as successor in interest to Klein Investments, Family Limited Partnership ("Klein"), on the other hand. Quantum and Cartwright will sometimes be collectively referred to within this Agreement as the "Parties".

R E C I T A L S

This Agreement is made with reference to the following facts and objectives:

    On or about March 5, 2004, Klein, as landlord and Quantum, as tenant entered into a written Standard Industrial/Commercial Single Tenant Lease-Net and Addendum (collectively "Lease") for the premises located at 17872 Cartwright Road, Irvine, California ("Premises"). Cartwright is Klein's successor in interest under the Lease and is the current Landlord to Tenant.

    The term of the Lease is scheduled to expire August 17, 2009. Landlord and Tenant have agreed to an early termination of the lease which shall be effective August 31, 2008 ("Termination Date"), subject to the terms and condition set forth in this Agreement.

    Landlord and Tenant desire to enter into this Agreement for the purpose of agreeing to terminate the Lease; establishing their relative rights, duties and obligations under the Lease up through and including the Termination Date; and establishing their relative rights, duties and obligations following the termination of the Lease.

    Unless otherwise defined herein, Capitalized terms shall have the meaning ascribed to such terms in the Lease.

NOW, THEREFORE, the Parties hereby acknowledge and agree as follows:

    RETURN OF POSSESSION OF PREMISES: Subject to Paragraph 4 hereof, Tenant will surrender and return possession of the Premises to Landlord on or prior to August 31, 2008: (i) in the same condition as exists as of the date of this Agreement, ordinary wear and tear excepted, and free and clear of all of Tenant's personal property, trash and other removable items and free and clear of any other leasehold occupants. Landlord and Tenant acknowledge and agree that the recent damages to the Premises caused by a partial collapse of the roof and broken sprinkler line will be repaired and/or replaced in accordance with the terms, covenants and conditions of the Lease regarding the same. Nothing herein is intended to or does release the Parties or their insurers from any obligations relating to such damage and loss. Except as otherwise provided in Paragraph 2 hereof, Landlord acknowledges and agrees that the restoration obligations under the Lease are hereby waived and prior to vacating the premises Tenant shall not be obligated to (i) remove any Lessee Owned Alterations, (ii) remove or replace any Utility Installations, (iii) remove any other improvements to the Premises, and (iv) repair or replace the parking lot, truck bays or any other portion of Premises.

    LEASE TERMINATION: Subject to Paragraph 4 , Landlord and Tenant each acknowledges and agrees that the Lease and all of the Parties' right, title and interest under the Lease and any estate created thereby shall be deemed terminated effective on the Termination Date; provided, however, that the following obligations of the Tenant and/or Landlord shall not be released and shall survive termination of the Lease: (i) Tenant's obligation to return the Premises in good operating condition and state of repair, ordinary wear and tear excepted; (ii) Tenant's obligations under Paragraphs 6.2(c) and 6.2(d) of the Lease (hazardous substances); (iii) Tenant's obligations under Paragraph 8.7 of the Lease which arise on or prior to the Termination Date (personal injury claims), (iv) Tenant's obligation to pay the rent, expenses, real estate taxes, triple net charges and other amounts due from Tenant under the Lease thru the Termination Date; (v) Tenant's payment of the Lease Termination Fee (as defined below); (vi) Tenant's obligation to repair any damage to the Premises causes by Tenant's removal of Trade Fixtures and Lessee Owned Alterations; (vii) Landlord's obligations under Paragraph 6.2(e) of the Lease (preexisting environmental conditions); and (viii) Landlord's obligations under Paragraph 58 of the Addendum to the Lease (Landlord's negligence or willful misconduct). Until the Lease Termination Date, Landlord and Tenant shall continue to perform their respective duties and obligations under the Lease. Nothing herein waives or releases any of the Landlord's rights and remedies in the event of any default of Tenant under the Lease arising prior to the Lease Termination Date. Real estate taxes shall be prorated up through and including the Termination Date so that any taxes paid by the Tenant that cover a period of time following the Termination Date shall be refunded back to the Tenant or applied against the Lease Termination Fee.

    LEASE TERMINATION FEE: Subject to Paragraph 4, as consideration for Landlord's execution of this Agreement, Tenant shall pay to Landlord a Lease Termination Fee in the sum of $192,626.85. The Lease Termination Fee is payable to Landlord by Tenant on the Termination Date and is in addition to the rent, taxes triple net charges and other sums accruing under the Lease thru the Lease Termination Date. No portion of the Lease Termination Fee is refundable to Tenant under any circumstances.

    CONDITION TO EARLY TERMINATION. This Agreement and the early termination of the Lease are subject to and conditioned upon Tenant's ability to execute a new lease for its principal corporate offices on or before November 30, 2007. In the event that Tenant is unable to execute a new lease for any reason on or before November 30, 2007, then this Agreement shall immediately and automatically terminate and the Lease shall remain in full force and effect, without modification.

    DISPOSTION OF SECURITY DEPOSIT: Landlord and Tenant agree that Tenant's security deposit in the amount of $34,826.00 will be applied, credited or refunded in compliance with the provisions of paragraph 5 of the Lease. Tenant further affirms that no other additional deposits or prepaid rent or other sums are currently to be credited to Tenant's account or refunded to Tenant.

6. FACTUAL DIFFERENCE: Each of the Parties understands and accepts the risk that the facts, pursuant to which this Agreement is entered, may be different from the facts now known or believed by each such Party to be true. This Agreement shall remain, in all respects, effective and shall not be subject to termination or rescission by virtue of any such difference in fact, absent a showing of intentional fraud by any of the Parties in inducing any other Party to enter into this Agreement.

7. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns, estates and personal representatives of the Parties.

8. ENTIRE AGREEMENT: This Agreement is entered into by each of the parties without reliance upon any statement, representation, promise, inducement, or agreement not expressly contained within this Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements concerning the Tenant's release of claims.

9. MODIFICATIONS: This Agreement shall not be amended or modified except in a writing signed by each of the Parties affected by such amendment or modification.

10. ATTORNEYS' FEES: If any Party takes any steps to enforce or interpret this Agreement, the prevailing party shall be entitle to its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

11. WARRANTY OF NONASSIGNMENT: Tenant warrants that it has not actually or purportedly assigned or transferred to any person or entity not a party to this Agreement all or any portion of its rights in connection with the Lease or Premises or any released matter. Tenant agrees to indemnify and hold harmless Klein and Landlord from and against any claim, damage, liability, or action arising from any such actual or purported assignment or transfer of claims, including the payment of attorneys' fees and costs actually incurred, whether or not litigation is actually commenced.

12. NEGOTIATED TRANSACTIONS: The drafting and negotiation of this Agreement has been participated in by each of the Parties. For all purposes, this Agreement shall be deemed to have been drafted jointly by each of the Parties.

13. COUNTERPARTS/FAX: This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one Agreement. Fax signatures shall have the same force and effect as original signatures.

14. SUCCESSORS: This Agreement shall be binding on and inure to the benefit of the Parties and their successors and assigns.

15. AUTHORITY: Any person executing this Agreement on behalf of a corporation, partnership or estate warrants that he or she has been duly authorized by such entity or estate to execute this Agreement on its behalf pursuant to duly adopted resolutions, order or the court or some other document or agreement empowering him or her to do so.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

"QUANTUM" or "TENANT"

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation

By: /s/ W. Brian Olson__________________________

Its: Chief Financial Officer_____________________

"CARTWRIGHT" or "LANDLORD"

CARTWRIGHT REAL ESTATE HOLDINGS, LLC, a California limited liability company

By: /s/ Tom Gibson_____________________________

Its: Manager_________________________________